Exhibit 10.2

Execution Version

FIFTH AMENDMENT TO CREDIT AGREEMENT

This FIFTH AMENDMENT TO CREDIT AGREEMENT, dated as of June 7, 2022 (this “Amendment”), is by and among Bank of America, N.A., in its capacity as administrative agent and collateral agent for the Lenders, pursuant to the Credit Agreement defined below (in such capacity, the “Administrative Agent”), the lenders (collectively, the “Consenting Lenders”) under the Credit Agreement (defined below) constituting at least the Required Lenders, Barnes & Noble Education, Inc., a Delaware corporation (the “Lead Borrower”), and the other borrowers party hereto (collectively with the Lead Borrower, the “Borrowers” and, collectively, with the Guarantors, the “Loan Parties”).

W I T N E S E T H :

WHEREAS, the Administrative Agent, certain financial institutions from time to time party thereto as lenders (the “Lenders”) and/or as agents, and the Borrowers are parties to that certain Credit Agreement, dated August 3, 2015 (as amended by that certain First Amendment to Credit Agreement, dated as of February 27, 2017, that certain Second Amendment, Waiver and Consent to Credit Agreement, dated as of March 1, 2019, that certain Third Amendment and Waiver to Credit Agreement and First Amendment to Security Agreement, dated as of March 31, 2021, that certain Fourth Amendment to Credit Agreement, dated as of March 7, 2022, and as otherwise heretofore amended, supplemented or modified, the “Credit Agreement”; capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement).

WHEREAS, the Borrowers have (a) advised the Administrative Agent and the Lenders that they intend to incur on the date hereof Indebtedness pursuant to that certain Term Loan Credit Agreement, dated as of the date hereof (such Indebtedness, the “Subordinated Loan” and such agreement, as amended, supplemented, restated or otherwise modified from time to time in accordance with the Intercreditor Agreement (as defined herein), the “Subordinated Loan Agreement” and, together with the “Loan Documents” (as defined in the Subordinated Loan Agreement), the “Subordinated Loan Documents”), among the Lead Borrower, the guarantors signatory thereto, TopLids LendCo, LLC, as administrative agent and collateral agent, and the lenders from time to time party thereto (collectively, the “Subordinated Creditor”), and (b) requested certain amendments to the Credit Agreement, as more specifically set forth herein (collectively, the “Requested Amendments”).

WHEREAS, by this Amendment, the Administrative Agent, the Consenting Lenders, and the Borrowers desire and intend to evidence the Request Amendments.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to Credit Agreement. Subject to the terms and conditions hereof, including the conditions set forth in Section 3 of this Amendment, the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions of “Bridge Loan Period”, “Intercreditor Agreement”, “Material IP”, “Qualifying Disposition”, “Qualifying Refinancing Transaction”, and “Subordinated Term Loan Agreement” to such section in alphabetical order:

“Bridge Loan Period” means the period from June 7, 2022 until (i) if no Qualifying Refinancing Transaction has occurred, the date that the Subordinated Term Loan Obligations are paid in full or (ii) if the Subordinated Term Loan Agreement is refinanced pursuant to a Qualifying Refinancing Transaction, the later of (x) the date that the Subordinated Term Loan Obligations are paid in full and (y) if elected by the Administrative Agent in its reasonable discretion based upon the terms and conditions of such refinancing facility, the date that the Indebtedness under such refinancing facility is paid in full.

“Intercreditor Agreement” means that certain Subordination and Intercreditor Agreement, dated on or about June 7, 2022, by and among the Administrative Agent, TopLids LendCo, LLC in its capacity as administrative agent and collateral agent under the Subordinated Term Loan Agreement and the Loan Parties, which, for the avoidance of doubt, shall constitute a Loan Document.

“Material IP” means any intellectual property owned by the Borrower or any Subsidiary to the extent such intellectual property is material to the business of the Borrower and its Subsidiaries (taken as a whole).

“Qualifying Disposition” means any Disposition pursuant to Section 7.05(l) generating Net Proceeds in excess of $1,000,000.

“Qualifying Refinancing Transaction” means a debt or equity financing transaction generating Net Proceeds in an amount at least sufficient to repay all outstanding FILO Loans (if any).

“Subordinated Term Loan Agreement” means that certain Term Loan Credit Agreement, dated on or about June 7, 2022, among the Lead Borrower, as the borrower, the other Loan Parties, as guarantors, the lenders party thereto from time to time and Toplids LendCo, LLC, as administrative agent and collateral agent, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms and with the Intercreditor Agreement.

“Subordinated Term Loan Obligations” means the “Secured Obligations” as defined in the Subordinated Term Loan Agreement.

Section 1.01 of the Credit Agreement is hereby amended by deleting the definitions of “Guarantor” and “Material Indebtedness” contained therein in its entirety and inserting the following in lieu thereof:

“Guarantor” means each wholly-owned Subsidiary of the Lead Borrower (other than any Borrower, any CFC, any Subsidiary of a CFC, any FSHCO or any Immaterial Subsidiary) and each other Subsidiary of the Lead Borrower that is not a Borrower and that is required to execute and deliver a Facility Guaranty pursuant to pursuant to Section 6.12; provided, that (i) any Guarantors shall only cease to be a Guarantor as a result of such Guarantor ceasing to be a wholly-owned Subsidiary of the Lead Borrower only if (A) at the time such Guarantor ceases to be a wholly-owned Subsidiary, the primary purpose of such transaction was for a bona fide business purpose (and, for the avoidance of doubt, any transaction the primary purpose of which is to evade the guarantee or collateral requirements pursuant to this Agreement and the other Loan Documents shall be deemed not to be a bona fide business purpose for all purposes hereunder), (B) the Lead Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Lead Borrower certifying that any such transaction has been consummated in compliance with this Agreement and the other Loan Documents and that such release is not prohibited hereby, and (C) no Overadvance would result from the consummation of such transaction or the ceasing of such Guarantor to be a wholly-owned Subsidiary of the Lead Borrower and a Guarantor hereunder, and (ii) any Subsidiary that is or becomes a guarantor of the Subordinated Term Loan Obligations shall also be required to be joined as a Guarantor.

“Material Indebtedness” means (a) Indebtedness (other than the Obligations) of the Loan Parties in an aggregate principal amount exceeding $35,000,000, (b) the Subordinated Term Loan Obligations and any refinancing thereof pursuant to a Qualifying Refinancing Transaction or otherwise and (c) any Indebtedness under any Permitted Senior Debt. For purposes of determining the amount of Material Indebtedness at any time, the amount of the obligations in respect of any Swap Contract at such time shall be calculated at the Swap Termination Value thereof.

(b) Section 2.05(a)(ii) of the Credit Agreement is hereby amended by deleting such section in its entirety and inserting the following in lieu thereof:

“Except as otherwise expressly permitted herein, FILO Loans may not be prepaid in whole or in part prior to the last day of the FILO Draw Period in which such FILO Loans were advanced.”

(c) Section 2.05(e) of the Credit Agreement is hereby amended by deleting such section in its entirety and inserting the following in lieu thereof:

(e) Dispositions and Qualifying Refinancing Transactions.

(i) If after any Disposition of any Inventory or Accounts (other than Dispositions thereof in the ordinary course of business), the Total Outstandings under the Revolving Credit Facility would exceed the Loan Cap (determined after giving pro forma effect to such Disposition), promptly upon receipt of Net Proceeds of such Disposition the Borrowers shall (i) apply such Net Proceeds to prepay Revolving Loans, Swing Line Loans, and LC Borrowings and (ii) if, after giving effect to such prepayment of Revolving Loans, Swing Line Loans, and LC Borrowings such Total Outstandings continue to exceed the Loan Cap, Cash Collateralize the LC Obligations (other than LC Borrowings) in an aggregate amount equal to such excess. The application of such amount to the prepayment of Loans and Cash Collateralization of the LC Obligations in accordance with this Section 2.05(e) shall not reduce the Revolving Credit Commitments.

(ii) If at any time that any FILO Loan is outstanding any Loan Party consummates a Qualifying Disposition, the Borrowers immediately shall prepay FILO Loans in an aggregate amount equal to the lesser of (x) the Total Outstandings under the FILO Facility and (y) the amount of the Net Proceeds of such Qualifying Disposition; provided, that any excess of any such Net Proceeds after repayment in full of any FILO Loans may be applied first, to prepayment of outstanding Subordinated Term Loan Obligations if and to the extent permitted under the Intercreditor Agreement and second, any excess Net Proceeds of such Qualifying Disposition remaining after payment in full of such outstanding Subordinated Term Loan Obligations in accordance with the foregoing clause first shall be applied to prepay Revolving Loans, Swing Line Loans, and LC Borrowings and (ii) if, after giving effect to such prepayment of Revolving Loans, Swing Line Loans, and LC Borrowings such Total Outstandings continue to exceed the Loan Cap,

Cash Collateralize the LC Obligations (other than LC Borrowings) in an aggregate amount equal to such excess. The application of such amount to the prepayment of Loans and Cash Collateralization of the LC Obligations in accordance with this Section 2.05(e) shall not reduce the Revolving Credit Commitments.

(iii) If any Loan Party consummates a Qualifying Refinancing Transaction, the Borrowers immediately shall (x) prepay all outstanding FILO Loans if (any) and (y) prepay the outstanding Subordinated Term Loan Obligations if and to the extent permitted under the Intercreditor Agreement; provided, that any excess of any such Net Proceeds after repayment in full of all outstanding FILO Loans (if any) and all of the outstanding Subordinated Term Loan Obligations shall be applied to prepay Revolving Loans, Swing Line Loans, and LC Borrowings and if, after giving effect to such prepayment of Revolving Loans, Swing Line Loans, and LC Borrowings such Total Outstandings continue to exceed the Loan Cap, Cash Collateralize the LC Obligations (other than LC Borrowings) in an aggregate amount equal to such excess. The application of such amount to the prepayment of Loans and Cash Collateralization of the LC Obligations in accordance with this Section 2.05(e) shall not reduce the Revolving Credit Commitments.

(d) Section 2.05(f) of the Credit Agreement is hereby amended by deleting such section in its entirety and inserting the following in lieu thereof:

(f) Application of Prepayments. Prepayments of the Revolving Credit Facility made pursuant to this Section 2.05 (other than clauses (i) and (ii) of Section 2.05(c) and with respect to FILO Loans under Section 2.05(e)), first, shall be applied ratably to the LC Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Revolving Loans that are Base Rate Loans, third, shall be applied ratably to the outstanding Revolving Loans that are Term SOFR Loans, fourth, if an Event of Default shall have occurred and be continuing, shall be used to Cash Collateralize the remaining LC Obligations; and fifth, the amount remaining, if any, may be retained by the Borrowers for use in the ordinary course of their business. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrowers or any other Loan Party) to reimburse the LC Issuer or the Lenders, as applicable.

(e) Section 6.03(a) of the Credit Agreement is hereby amended by deletion such section in its entirety and inserting the following in lieu thereof:

(a) of the occurrence of any Default or any “Default” under and as defined in the Subordinated Term Loan Agreement;

(f) Section 6.13(h) of the Credit Agreement is hereby amended by deleting clause (iii) thereof in its entirety and inserting the following new clause (iii) in lieu thereof:

(iii) the funds on deposit in the Concentration Account shall be applied in accordance with Sections 2.05(d) and 2.05(f) and as otherwise provided in this Agreement.

(g) Section 7.01 of the Credit Agreement is hereby amended by deleting clause (p) of such section in its entirety and inserting the following in lieu thereof:

(p) from and after the expiration of the Bridge Loan Period, Liens securing Indebtedness under the Permitted Senior Debt, provided, that (i) the holders of such Indebtedness shall only be granted first priority Liens upon the Excluded Assets and (ii) if the holders of such Indebtedness are granted a Lien upon all or any portion of the Collateral, (A) such Lien shall be subject and subordinate to the Liens upon the Collateral under the Loan Documents and (B) the Loan Parties shall grant to the Collateral Agent, for the benefit of the Credit Parties, a security interest (which may be subordinate to the Lien in favor of the holders of the Permitted Senior Debt) in and to all property and assets (including without limitation Excluded Assets) on which the holders of the Permitted Senior Debt are granted a first priority Lien pursuant to an amendment to the Security Agreement and/or such other security instruments in form and substance acceptable to the Required Lenders;

(h) Section 7.01 of the Credit Agreement is hereby amended by deleting clause (v) of such section in its entirety and inserting the following in lieu thereof:

(v) (i) during the Bridge Loan Period for so long as the Intercreditor Agreement remains in full force and effect with respect thereto, second priority Liens on the Collateral securing the Subordinated Term Loan Obligations (or, if applicable, any replacement thereof pursuant to a Qualifying Refinancing Transaction) in an aggregate principal amount not to exceed $30,000,000 (plus paid-in-kind interest thereon) and (ii) from and after the expiration of the Bridge Loan Period, Liens on Excluded Assets or second priority Liens on the Collateral securing other Permitted Indebtedness under Section 7.03(k) that does not exceed $75,000,000 in the aggregate in addition to those Liens permitted by Section 7.01(a) through (u), provided, that (x) in the case of Liens on Excluded Assets, if requested by the Administrative Agent, the holder of such Lien first enters into an intercreditor agreement reasonably satisfactory to Administrative Agent providing for or protecting the right of the Agents to dispose of, or otherwise enforce Liens upon, the Collateral and (y) in the case of Liens on the Collateral, the holder of such Lien first enters into an intercreditor agreement reasonably satisfactory to Administrative Agent providing for the subordination of subordinated debt payments (other than permitted subordinated debt payments as may be agreed) to payment in full of the Secured Obligations and subordination of such Liens to the Administrative Agent’s Lien.

(i) Section 7.02(k) of the Credit Agreement is hereby amended by deleting clause (k) of such section in its entirety and inserting the following in lieu thereof:

(k) without duplication of Investments permitted pursuant to clauses (a) through (j) above and (l) below, other Investments, provided, that (i) during the Bridge Loan Period, (A) no such Investment shall be permitted to be made if a Default has occurred and is continuing and (B) the aggregate amount invested during the Bridge Loan Period shall not exceed $5,000,000 and (ii) after the expiration of the Bridge Loan Period, such Investments shall be permitted so long as (A) no Default shall have occurred or shall arise as a result of such Investment, (B) Projected Excess Availability and Pro Forma Excess Availability as of the date of consummation of such Investment will be equal to or greater than twelve and one half percent (12.5%) of the Aggregate Loan Cap, (C) the Consolidated Fixed Charge Coverage Ratio, on a pro forma basis for the Measurement Period immediately prior to such Investment, will be equal to or greater than 1.0 to 1.0, and (D) the Lead Borrower shall have delivered written certification as to satisfaction, and a reasonably detailed calculation, of items (A) – (D) above five (5) Business Days prior to the date of such Investment; and

(j) Section 7.03(h) of the Credit Agreement is hereby amended by inserting the following language at the end of such clause: “as long as, in the case of any sale-leaseback transaction permitted hereunder with respect to any Material Storage Location, the Collateral Agent shall have received from such purchaser or transferee a Collateral Access Agreement on terms and conditions reasonably satisfactory to the Collateral Agent”.

(k) Section 7.03(j) of the Credit Agreement is hereby amended by deleting clause (j) of such section in its entirety and inserting the following in lieu thereof:

(j) after the expiration of the Bridge Loan Period, so long as no Event of Default shall have occurred and be continuing as of the date of incurrence thereof, including as a result of a breach of Section 7.15 (calculating the Consolidated Fixed Charge Coverage Ratio, if applicable, on a pro forma basis) and, unless all of the FILO Lenders otherwise agree at any time that the Aggregate FILO Facility Commitments exceed $0, so long as the incurrence of such Indebtedness would result in a permanent reduction of the Aggregate FILO Facility Commitments in accordance with Section 2.18(e), the Permitted Senior Debt and any Permitted Refinancing thereof;

(l) Section 7.03(k) of the Credit Agreement is hereby amended by deleting such section in its entirety and inserting the following in lieu thereof:

(k) (i) during the Bridge Loan Period so long as the Intercreditor Agreement is in full force and effect with respect thereto, Subordinated Term Loan Obligations (or, if applicable, any replacement obligations in respect thereof pursuant to a Qualifying Refinancing Transaction) in an aggregate principal amount not to exceed $30,000,000 (plus paid-in-kind interest thereon) at any time outstanding, and (ii) after the expiration of the Bridge Loan Period, other Indebtedness in an aggregate principal amount not to exceed $75,000,000 at any time outstanding;

(m) Section 7.05(h) of the Credit Agreement is hereby amended by deleting such section in its entirety and inserting the following in lieu thereof:

(h) as long as no Default then exists or would arise therefrom, sales of Real Estate of any Loan Party (or sales of any Person or Persons created to hold such Real Estate or the equity interests in such Person or Persons) in an aggregate amount disposed of at any time during the Bridge Loan Period not to exceed $10,000,000, including sale-leaseback transactions involving any such Real Estate pursuant to leases on market terms, as long as, in the case of any sale-leaseback transaction permitted hereunder with respect to any Material Storage Location, the Collateral Agent shall have received from such purchaser or transferee a Collateral Access Agreement on terms and conditions reasonably satisfactory to the Collateral Agent;

(n) Section 7.05(j) of the Credit Agreement is hereby amended by deleting such section in its entirety and inserting the following in lieu thereof:

(j) Dispositions of Excluded Assets in accordance with any intercreditor agreement or Security Documents applicable thereto in an aggregate amount disposed of at any time during the Bridge Loan Period not to exceed $10,000,000 and not constituting Material IP;

(o) Section 7.05(l) of the Credit Agreement is hereby amended by deleting such section in its entirety and inserting the following in lieu thereof:

(l) as long as no Default exists or would arise therefrom and without duplication of Dispositions permitted pursuant to clauses (a) through (k) above, other Dispositions, provided, that (i) during the Bridge Loan Period, the aggregate fair market value of all assets Disposed of in reliance on this paragraph (l) shall not exceed (x) solely with respect to a Qualifying Disposition the Net Proceeds of which are applied to prepay Indebtedness as contemplated in Section 2.05(e)(ii), (1) the aggregate amount necessary to prepay all outstanding FILO Loans and all outstanding Subordinated Term Loan Obligations as of the date of such Disposition plus (2) any unused amount under the following subclause (y), and (y) with respect to any Disposition that is not a Qualifying Disposition, an amount not to exceed, during any Fiscal Year of the Lead Borrower, $35,000,000 (less any amount used pursuant to the foregoing subclause (x)(2)), and (ii) after the expiration of the Bridge Loan Period, the aggregate fair market value of all assets Disposed of in reliance upon this paragraph (l), shall not exceed $35,000,000 during any Fiscal Year of the Lead Borrower (provided, further that any Disposition during a Fiscal Year shall be deducted from the maximum Disposition amount under this paragraph (l) during such Fiscal Year regardless of whether such Disposition occurred before or after the expiration of the Bridge Loan Period), and in either case if such Disposition gives rise to a mandatory prepayment obligation under Section 2.05(e), proceeds thereof are applied in accordance with Section 2.05(e) and, if applicable, Section 2.05(f).

(o) Section 7.05 of the Credit Agreement is hereby amended by adding the following new sentence to0 the end of such section:

Notwithstanding anything to the contrary, no Material IP shall be permitted to be transferred (including by way of an exclusive license, investment, Disposition, designation as an Immaterial Subsidiary or otherwise), or come to be owned by, any Subsidiary that is not a Loan Party.

(p) Section 7.06(c) of the Credit Agreement is hereby amended by inserting the phrase “after the expiration of the Bridge Loan Period,” to the beginning of such section.

(q) Section 7.06(d) of the Credit Agreement is hereby amended by inserting the phrase “after the expiration of the Bridge Loan Period,” to the beginning of such section.

(r) Section 7.07(b) of the Credit Agreement is hereby amended by inserting the phrase “(i) the Lead Borrower may voluntarily prepay, redeem, purchase, defease or otherwise satisfy, in each case, prior to the scheduled maturity thereof in any manner the Subordinated Term Loan Obligations if and to the extent permitted in the Intercreditor Agreement and (ii) after the expiration of the Bridge Loan Period,” to the beginning of such section.

(s) Section 7.10 of the Credit Agreement is hereby amended by inserting the phrase “or any “Loan Document” (as defined in the Subordinated Term Loan Agreement)” to the end of the parenthetical in the lead-in to such section.

(t) Section 7.14 of the Credit Agreement is hereby amended by adding the following sentence to the end of the Section:

Notwithstanding anything herein or in any other Loan Document to the contrary, (i) no DDA, Blocked Account Agreement or Securities Account Control Agreement entered into in connection herewith shall be amended, restated, supplemented or otherwise modified in any manner whatsoever without the express written consent of the Administrative Agent in its sole and absolute discretion and (ii) the Loan Parties shall not enter into or permit to be established any DDAs, Blocked Account Agreements or Securities Account Control Agreements with or for the benefit of any of the secured parties under the Subordinated Term Loan Agreement or any refinancing thereof unless (x) such DDAs, Blocked Account Agreements and/or Securities Account Control Agreements are subject to the terms and conditions of the Intercreditor Agreement, and (y) are otherwise in form and substance reasonably acceptable to the Administrative Agent (it being understood and agreed that DDAs, Blocked Account Agreements and Securities Account Control Agreements substantially in the form of corresponding Loan Documents existing as of the date of the Subordinated Term Loan Agreement shall be deemed to be in form reasonably acceptable to the Administrative Agent).

2. Conditions Precedent. The Requested Amendments shall only be effective upon the satisfaction or waiver by the Administrative Agent and Consenting Lenders of each of the following conditions precedent (the date of such satisfaction or waiver, the “Fifth Amendment Effective Date”):

(a) the Administrative Agent shall have received each of the following documents or instruments each of which shall be originals, facsimiles or other electronic transmission (in the case of facsimiles or other electronic transmission followed promptly by originals) unless otherwise specified, in form and substance reasonably acceptable to the Administrative Agent:

(i) the execution and delivery of this Amendment by the Borrowers, the Administrative Agent and the Consenting Lenders;

(ii) a certificate from the chief financial officer of the Lead Borrower certifying that the Lead Borrower and its subsidiaries, on a consolidated basis after giving effect to this Amendment and the transactions contemplated hereby, including the incurrence of the Indebtedness contemplated by the Subordinated Loan Agreement (collectively, the “Fifth Amendment Transactions”), are Solvent; and

(iii) a certificate from a Responsible Officer of each Loan Party, in form and substance reasonably satisfactory to the Administrative Agent and dated as of the Fifth Amendment Effective Date, certifying that after giving effect to the Fifth Amendment Transactions: (w) each such Loan Party is in good standing, (x) attaching its current, certified charter or certificate of formation and bylaws, limited liability company agreement or other applicable organizational documents or confirming no changes in the same since they were last delivered in connection with the Third Amendment, (y) attaching certificates of resolutions or other corporate action with respect to the Fifth Amendment Transactions and (z) if necessary since the last incumbency certificate delivered to the Administrative Agent in connection with the Third Amendment, attaching incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Amendment; and

(b) the Lead Borrower shall have paid all invoiced and accrued fees and reasonable and documented expenses of the Administrative Agent and its designated affiliates in respect of this Amendment (including the reasonable and documented fees and expenses of counsel for the Administrative Agent in respect of this Amendment);

(c) payment of all other fees required to be paid to the Administrative Agent and the Consenting Lenders on or before the Fifth Amendment Effective Date and all expenses in connection with this Amendment required to be reimbursed in accordance with Section 10.04 of the Credit Agreement; and

(d) no order, injunction or judgment has been entered into prohibiting the closing of the Amendment.

For purposes of determining compliance with the conditions specified in this Section 2, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Fifth Amendment Effective Date specifying its objection thereto.

The Administrative Agent’s delivery to the Lead Borrower of a copy of this Amendment executed by all necessary parties described in Section 2(a)(i) shall be deemed evidence that the Fifth Amendment Effective Date has occurred.

3. Representations and Warranties. In order to induce Administrative Agent and the Lenders party hereto to enter into this Amendment, each Borrower hereby represents to Administrative Agent and the Lenders as of the date hereof as follows:

(a) Such Borrower is duly authorized to execute and deliver this Amendment and is duly authorized to perform its obligations under the Credit Agreement and the other Loan Documents to which it is a party.

(b) The execution and delivery of this Amendment by such Borrower does not and will not (i) contravene the terms of the Organization Documents of such Borrower; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (x) any Contractual Obligation to which such Borrower is a party (other than Liens created under the Loan Documents in favor of the Administrative Agent for the ratable benefit of the Secured Parties (as defined in the Security Agreement) or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Borrower or its property is subject; or (iii) violate any applicable Law.

(c) This Amendment is a legal, valid, and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(d) As of the Fifth Amendment Effective Date and after giving effect to this Amendment, the representations and warranties of the Lead Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, (i) which are qualified by materiality shall be true and correct, and (ii) which are not qualified by materiality shall be true and correct in all material respects, in each case, on and as of the Fifth Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct, or true and correct in all material respects, as the case may be, as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent consolidated statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement.

(e) As of the Fifth Amendment Effective Date and after giving effect to this Amendment, each Borrower has complied with and is in compliance with all of the covenants set forth in the Credit Agreement, including those set forth in Article VI and Article VII of the Credit Agreement.

(f) As of the Fifth Amendment Effective Date, both immediately before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing or would result herefrom.

4. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

5. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

6. Affirmation of Loan Parties. Each Loan Party hereby consents to the amendments and modifications to the Credit Agreement and Security Agreement effected hereby, and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Credit Agreement, as amended and modified hereby, or in any other Loan Documents to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended and modified by this Amendment. Without limiting the generality of the foregoing, the execution of this Amendment shall not constitute a novation, and the Security Documents and all of the Collateral described therein and Liens granted in favor of the Administrative Agent created thereunder do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents to the extent provided in the Security Documents and that all such Liens continue to be perfected as security for the Obligations secured thereby.

7. Reference to and Effect on the Credit Agreement and the Loan Documents.

(a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended and modified by this Amendment.

(b) The Credit Agreement, the Security Agreement, the Notes and each of the other Loan Documents, as specifically amended and modified by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver or novation of any right, power or remedy of any Lender, any L/C Issuer, any Swing Line Lender, the Collateral Agent or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or novation of any provision of any of the Loan Documents.

(d) The Administrative Agent, the Lenders and the Loan Parties agree that this Amendment shall be a Loan Document for all purposes of the Credit Agreement (as specifically amended by this Amendment) and the other Loan Documents.

8. Waiver, Modification, Etc. No provision or term of this Amendment may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought to be enforced.

9. Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment.

10. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in “pdf” or similar format by electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

11. Further Assurances. Each of the parties to this Amendment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Amendment.

12. Release. In consideration of the agreements of the Administrative Agent and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives (each Loan Party and all such other Persons being hereinafter referred to collectively as the “Releasors” and individually as a “Releasor”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Administrative Agent and the Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (the Administrative Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, controversies, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Releasor may now own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Agreement, in any way related to or in connection with the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto. Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ L. Daniel Menendez
Name: L. Daniel Menendez
Title: Vice President

Barnes & Noble Education, Inc.

Fifth Amendment to Credit Agreement

Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A., as a Lender

By:	/s/ L. Daniel Menendez
Name: L. Daniel Menendez
Title: Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Kelly Mitten
Name: Kelly Mitten
Title: Executive Director

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Katelyn Murray
Name: Katelyn Murray
Title: Assistant Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

TRUIST BANK, as successor by merger to SUNTRUST BANK, as a Lender

By:	/s/ JC Fanning
Name: JC Fanning
Title: Director

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

CITIZENS BANK, N.A., as a Lender

By:	/s/ William Boyle
Name: William Boyle
Title: AVP

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

REGIONS BANK, as a Lender

By:	/s/ Bruce Kasper
Name: Bruce Kasper
Title: Managing Director

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

LEAD BORROWER:

BARNES & NOBLE EDUCATION, INC., a Delaware corporation

By:	/s/ Thomas D. Donohue
Name: Thomas D. Donohue
Title: Executive Vice President and
Chief Financial Officer

BORROWERS:

B&N EDUCATION, LLC, a Delaware limited liability company
BARNES & NOBLE COLLEGE BOOKSELLERS, LLC, a Delaware limited liability company
BNED DIGITAL HOLDINGS, LLC, a Delaware limited liability company
BNED LOUDCLOUD, LLC, a Delaware limited liability company
BNED MBS HOLDINGS, LLC, a Delaware limited liability company (f/k/a Morocco Holdings, LLC)
CRAM LLC, a Delaware limited liability company
EDUCATE AHORA LLC, a Delaware limited liability company
ETUDIER FACILE LLC, a Delaware limited liability company
MBS AUTOMATION LLC, a Delaware limited liability company
MBS DIRECT, LLC, a Delaware limited liability company
MBS INTERNET, LLC, a Delaware limited liability company
MBS SERVICE COMPANY LLC, a Delaware limited liability company
MBS TEXTBOOK EXCHANGE, LLC, a Delaware limited liability company
PAPERRATER, LLC, a Delaware limited liability company

By:	/s/ Thomas D. Donohue
Name: Thomas D. Donohue
Title: Executive Vice President and
Chief Financial Officer

BORROWERS, continued:

STUDENT BRANDS, LLC, a Delaware limited liability company
STUDY MODE LLC, a California limited liability company
TEXTBOOKCENTER LLC, a Delaware limited liability company
TRABALHOS FEITOS, LLC, a Delaware limited liability company
TXTB.COM, LLC, a Delaware limited liability company
WORLDWIDE KNOWLEDGE LLC, a Delaware limited liability company

By:	/s/ Thomas D. Donohue
Name: Thomas D. Donohue
Title: Executive Vice President and
Chief Financial Officer